SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 7, 2007

On2 Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1-15117
(Commission File Number)

84-1280679
(IRS Employer Identification No.)

21 Corporate Drive, Suite 103, Clifton Park, NY 12065
(518) 248-0099
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 7, 2007, the Registrant, by determination of the Board of Directors and at the recommendation of the Compensation Committee of the Board of Directors, granted an increase in compensation for Board and Committee members effective January 1, 2008 and a supplemental Board meeting fee paid for each full board meeting that exceeds four such meetings in a given year effective for any additional meeting in this year after November 7, 2007. In addition the Board made a grant of restricted stock to the directors in the amounts as listed in the chart below.

The particular awards granted to the Registrant’s directors are as follows:

Name and Position	Number of Restricted Stock Granted
Allen Kosowsky	55,222
William Newman	26,720
Mike Kopetski	26,720
Afsaneh Naimollah	26,720
Michael Alfant	26,720
Thomas Wegman	26,720
James Meyer	26,720

A chart of the various recommendations and awards is as follows:
	2007 Compensation	2008 Compensation

Cash

Board member	$10,000	$10,000
Board meeting fee (For each meeting in excess of four annually)	$-	$1,000

Committee member	$5,000	$10,000
Audit & Comp Committee chairs	$10,000	$30,000

Chairman of the Board	$-	$-

Equity

Board member	$28,919	$30,000

Committee member	$14,460	$10,000

Committee chair	$23,136	$10,000

Chairman of the Board	$23,135	$25,000

Form & Number of Equity Grants	Member may take grant in options (@ Black-Scholes valuation) or restricted shares (@ the closing price of On2 common on the day prior to the award)	Member may take grant in options (@ Black-Scholes valuation) or restricted shares (@ the closing price of On2 common on the day prior to the award)

Conversion of Cash to Equity	None
Member must elect prior to Jan. 1 of each year the portion of that year's cash fees to be converted to equity. Each quarter, that percentage of applicable cash compensation converts to restricted shares at the closing price of On2 common on the last day of the quarter, less a 15% illiquidity discount. Restricted shares vest one year from the date of issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2007	On2 Technologies, Inc. By: /s/ Bill Joll
Name: Bill Joll
Title: President and CEO